UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________

Date of Report (Date of earliest event reported): March 26, 2018
SAEXPLORATION HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35471 (Commission file number)
27-4867100 (IRS Employer Identification No.)
1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079 (Address of principal executive offices) (Zip Code)
(281) 258-4400 (Company's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indiciate by check mark if hte registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

_____________________

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2018, SAExploration Holdings, Inc. (the “Company”) received a deficiency notice (the “Notification Letter”) from the NASDAQ Capital Stock Market (“NASDAQ”) stating that the Company did not have a minimum of $2,500,000 in stockholders’ equity on its balance sheet for the fiscal year ended December 31, 2017 as reported in its Form 10-K as is required under NASDAQ Listing Rule 5550(b)(1), and further did not meet the minimum alternatives to remaining listed relating to the market value of its listed securities or its net income from continuing operations. As provided in the NASDAQ rules, the Company has 45 calendar days, or until May 10, 2018, to file a plan with NASDAQ to regain compliance. If the plan is accepted by NASDAQ, the Company can be granted an extension of up to 180 calendar days from March 26, 2018 to regain compliance.

The Company intends to file a plan with NASDAQ indicating that when its financial statements for the first quarter of 2018 are filed, which the Company expects to do on or before May 15, 2018 (subject to any permitted extension of such filing date), the Company will be in compliance with the listing standard that its reported stockholders’ equity must exceed $2,500,000. Compliance will be a result of the consummation of a restructuring of the Company’s balance sheet that commenced in the fourth quarter of 2017 and was completed in the first quarter of 2018 (the “2017 Restructuring”), all as further described in the Company’s Form 10-K for the year ended December 31, 2017. The 2017 Restructuring resulted in a reduction of debt of approximately $78.0 million, which will significantly increase the Company’s stockholders’ equity as of March 31, 2018. While the Company cannot predict the exact amount of it stockholders’ equity as of such date, the Company believes that it will exceed $2,500,000 so that it will be in compliance with the listing standard set forth in NASDAQ Listing Rule 5550(b)(1).

The Notification Letter does not impact the Company’s listing on the NASDAQ Capital Market at this time and the Company’s common stock will continue to trade on the NASDAQ Capital Market under the symbol “SAEX”. The Notification Letter also does not impact the Company’s obligation to file periodic reports and other reports with the Securities and Exchange Commission under applicable federal securities laws.

The information in this Item 8.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to the Company’s financial condition, results of operations, cash flows and business, and expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from the Company’s expectations are discussed below. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

You should refer to the risk factors from the Company’s Annual Report filed on March 15, 2018, for the fiscal year ended December 31, 2017, for specific risks which would cause actual results to be significantly different from those expressed or implied by any of the Company’s forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this report are cautioned not to place undue reliance on the forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 29, 2018                SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary

2